NUVEEN MULTI-CURRENCY SHORT-TERM GOVERNMENT INCOME FUND

________________ Common Shares of Beneficial Interest

$20.00 per Share

UNDERWRITING AGREEMENT

Dated: April 25, 2007

EXHIBITS

Exhibit A	–	Initial Securities to be Sold
Exhibit B	–	Form of Opinion of Fund Counsel
Exhibit C	–	Form of Opinion of Adviser Counsel
Exhibit D	–	Price-Related Information

i

NUVEEN MULTI-CURRENCY SHORT-TERM GOVERNMENT INCOME FUND

_____________ Common Shares of Beneficial Interest

UNDERWRITING AGREEMENT

New York, New York

April 25, 2007

Wachovia Capital Markets, LLC

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

A.G. Edwards & Sons, Inc.

Nuveen Investments, LLC

Robert W. Baird & Co. Incorporated Crowell, Weedon & Co.

Ferris, Baker Watts, Incorporated

H&R Block Financial Advisors, Inc.

J.J.B. Hilliard, W.L. Lyons, Inc.

Janney Montgomery Scott LLC

Raymond James & Associates, Inc.

RBC Capital Markets Corporation

Stifel, Nicolaus & Company, Incorporated

Wedbush Morgan Securities Inc.

Wells Fargo Securities, LLC

As Representatives of the several Underwriters

c/o Wachovia Capital Markets, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Nuveen Multi-Currency Short-Term Government Income Fund, a Massachusetts business trust (the “Fund”) and Nuveen Asset Management, a Delaware corporation (the “Adviser”), confirm their respective agreements with Wachovia Capital Markets, LLC (“Wachovia”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wachovia, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc. and Nuveen Investments, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Fund of a total of _________ common shares of beneficial interest, no par value per share (the “Initial Securities”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Fund to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of ________ additional common shares of beneficial interest to cover over-allotments, if any. The Initial Securities to be purchased by the Underwriters and all or any part of the _______ common shares of beneficial interest subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” Certain terms used in this Agreement are defined in Section 15 hereof.

The Fund understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Fund has entered into (i) an Investment Management Agreement with the Adviser dated as of April 4, 2007, (ii) an Amended and Restated Master Custodian Agreement with State Street Bank and Trust Company dated as of February 25, 2005 and amended as of [April 24], 2007 and (iii) a Transfer Agency and Service Agreement with State Street Bank and Trust Company dated as of October 7, 2002 and amended as of [April 24], 2007, and such agreements are herein referred to as the “Management Agreement,” the “Custodian Agreement” and the “Transfer Agency Agreement” respectively, and collectively as the “Fund Agreements.”

The Adviser has also entered into a Structuring Fee Agreement with Wachovia, dated April 25, 2007, a Structuring Fee Agreement with Citigroup Global Markets Inc., dated April 25, 2007, a Structuring Fee Agreement with A.G. Edwards & Sons, Inc., dated April 25, 2007, and an Additional Compensation Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated as of April 25, 2007, and such agreements are herein referred to as the “Fee Agreements.” In addition, the Fund has adopted a dividend reinvestment plan pursuant to which holders of common shares of beneficial interest shall have their dividends automatically reinvested in additional common shares of beneficial interest of the Fund unless they elect to receive such dividends in cash, and such plan is herein referred to as “Dividend Reinvestment Plan.”

The Fund has prepared and filed with the Commission a registration statement (file numbers 333-140868 and 811-22018) on Form N-2, including a related preliminary prospectus (including the statement of additional information incorporated by reference therein), for registration under the 1933 Act and the 1940 Act of the offering and sale of the Securities. The Fund may have filed one or more amendments thereto, including a related preliminary prospectus (including the statement of additional information incorporated by reference therein), each of which has previously been furnished to you.

The Fund will next file with the Commission one of the following: either (1) prior to the effective date of the registration statement, a further amendment to the registration statement (including the form of final prospectus (including the statement of additional information incorporated by reference therein)) or (2) after the effective date of the registration statement, a final prospectus (including the statement of additional information incorporated by reference therein) in accordance with Rules 430A and 497. In the case of clause (2), the Fund has included or incorporated by reference in the Registration Statement, as amended at the effective date, all information (other than Rule 430A Information) required by the 1933 Act and the 1940 Act and the Rules and Regulations to be included in the registration statement and the Prospectus. As filed, such amendment and form of final prospectus (including the statement of additional information incorporated by reference therein), or such final prospectus (including the statement of additional information incorporated by reference therein), shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the

Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus) as the Fund has advised you, prior to the Applicable Time, will be included or made therein.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Fund and the Adviser. The Fund and the Adviser, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

(1) Compliance with Registration Requirements. The Securities have been duly registered under the 1933 Act and the 1940 Act pursuant to the Registration Statement. Each of the Initial Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and the 1940 Act, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act or the 1940 Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Fund or the Adviser, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Preliminary Prospectus and the Prospectus complied when filed with the Commission in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto delivered to the Underwriters for use in connection with the offering of the Securities each was identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement will, and the 1940 Act Notification when originally filed with the Commission and any amendments and supplements thereto did or will, comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of its date, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Preliminary Prospectus and the information included on Exhibit D hereto, all considered together (collectively, the “General Disclosure Package”) did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Fund makes no representations or warranties as to the information contained in or omitted from the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of any Underwriter specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(b) hereof.

The Fund’s registration statement on Form 8-A under the 1934 Act is effective under the 1934 Act.

(2) Independent Accountants. PricewaterhouseCoopers LLP, who certified and audited the financial statements and supporting schedules included in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent registered public accountants as required by the 1933 Act, the 1940 Act and the Rules and Regulations.

(3) Financial Statements. The financial statements of the Fund included in the Registration Statement, the Preliminary Prospectus and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Fund at the dates indicated and the results of operations of the Fund for the period specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the period involved and comply with all applicable accounting requirements under the 1933 Act, the 1940 Act and the Rules and Regulations. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein, and the other financial and statistical information and data included in the Registration Statement, the Preliminary Prospectus and the Prospectus are accurately derived from such financial statements and the books and records of the Fund.

(4) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, except as otherwise stated therein, (A) there has been no Fund Material Adverse Effect and (B) there have been no transactions entered into by the Fund which are material with respect to the Fund other than those in the ordinary course of its business or incident to its organization and as described in the Preliminary Prospectus and the Prospectus.

(5) Legal Existence of the Fund. The Fund has been duly formed and is validly existing in good standing as a business trust under the laws of The Commonwealth of Massachusetts, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and to enter into and perform its obligations under this Agreement and the Fund Agreements; and the Fund is duly qualified to do business and is in good standing under the laws of each jurisdiction in which its ownership, leasing or operation of property or its conducting of business requires such qualification, except where the failure to be so qualified or be in good standing does not have a Fund Material Adverse Effect.

(6) No Subsidiaries. The Fund has no subsidiaries.

(7) Investment Company Status. The Fund is duly registered under the 1940 Act as a closed-end, non-diversified management investment company under the 1940 Act, the 1940 Act Rules and Regulations and the 1940 Act Notification has become effective. The Fund has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement.

(8) Officers and Trustees. No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Advisers Act. Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus, no trustee of the Fund is (A) an “interested person” (as defined in the 1940 Act) of the Fund or (B) an “affiliated person” (as defined in the 1940 Act) of any Underwriter. For purposes of this Section 1(a)(8), the Fund and the Adviser shall be entitled to rely on representations from such officers and trustees.

(9) Capitalization. The authorized, issued and outstanding common shares of beneficial interest of the Fund are as set forth in the Preliminary Prospectus and in the Prospectus. All issued and outstanding common shares of beneficial interest of the Fund have been duly authorized and validly issued and are fully paid and non-assessable, except that, as set forth in the Registration Statement and the Prospectus, shareholders of a Massachusetts business trust may under certain circumstances be held personally liable for the obligations of the Fund, and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding common shares of beneficial interest of the Fund was issued in violation of the preemptive or other similar rights of any security holder of the Fund; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable, except that, as set forth in the Registration Statement and the Prospectus, shareholders of a Massachusetts business trust may under certain circumstances be held personally liable for the obligations of the Fund; the certificates for the Securities are in valid and sufficient form;

(10) Power and Authority. The Fund has full power and authority to enter into this Agreement and the Fund Agreements; the execution and delivery of, and the performance by the Fund of its obligations under this Agreement and the Fund Agreements have been duly and validly authorized by the Fund; this Agreement and the Fund Agreements have been duly executed and delivered by the Fund and, assuming due authorization, execution and delivery by the other parties thereto, constitute the valid and legally binding agreements of the Fund, enforceable against the Fund in accordance with their terms, except as rights to indemnity and contribution may be limited by federal or state securities and other applicable laws and subject to the qualification that the enforceability of the Fund’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(11) Agreements’ Compliance with Law. This Agreement and each of the Fund Agreements comply in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act and the Advisers Act Rules and Regulations.

(12) Absence of Defaults and Conflicts. The Fund is not (i) in violation of its Organizational Documents, (ii) in breach or default in the performance of the terms of any material indenture, contract, lease, mortgage, declaration of trust, note agreement, loan agreement or other material agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Fund or of any decree of the Commission, the NASD, any state securities commission, any foreign securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Fund.

(13) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, threatened, against or affecting the Fund which is required to be disclosed in the Preliminary Prospectus and Prospectus (other than as disclosed therein), or that could reasonably be expected to result in a Fund Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations under this Agreement or the Fund Agreements; the aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Preliminary Prospectus or the Prospectus and to be filed as an exhibit to the Registration Statement that are not described and filed as required by the 1933 Act, the 1940 Act or the Rules and Regulations, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Fund Material Adverse Effect.

(14) Accuracy of Descriptions and Exhibits. The statements set forth under the headings “Description of Shares” in the Preliminary Prospectus and the Prospectus, and “Certain Provisions in the Declaration of Trust and By-Laws” and “Tax Matters” in the Preliminary Prospectus, the Prospectus and Statement of Additional Information fairly and accurately summarize in all material respects the matters therein described; all descriptions in the Registration Statement, the Preliminary Prospectus and the Prospectus of any Fund documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement, the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the 1933 Act, the 1940 Act or the Rules and Regulations which have not been so described and filed as required.

(15) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Fund of its obligations under this Agreement or the Fund Agreements, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement or the Fund Agreements, in each case on the terms contemplated by the Registration Statement, the Preliminary Prospectus and the Prospectus, except such as have been already obtained or may be required under the 1933 Act, the 1940 Act, the Rules and Regulations, the rules and regulations of the NASD and the NYSE and state securities laws.

(16) Non-Contravention. Neither the execution, delivery or performance of this Agreement, and the Fund Agreements nor the consummation by the Fund of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the Declaration of Trust or bylaws of the Fund, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which the Fund is a party or by which it or any of its properties may be bound or (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Fund or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to the terms of any agreement or instrument to which the Fund is a party or by which the Fund may be bound or to which any of the property or assets of the Fund is subject.

(17) Possession of Licenses and Permits. The Fund has such licenses, permits, and authorizations of governmental or regulatory authorities (“permits”), if any, as are necessary to own its property and to conduct its business in the manner described in the Preliminary Prospectus and the Prospectus; the Fund has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows or, after notice or lapse of time, would allow, revocation or termination thereof or results in any other material impairment of the rights of the Fund under any such permit, subject in each case to such qualification as may be set forth in the Preliminary Prospectus and the Prospectus; and, except as described in the Preliminary Prospectus and the Prospectus, none of such permits contains any restriction that is materially burdensome to the Fund.

(18) Distribution of Offering Material. The Fund has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus, the sales material or other materials permitted by the 1933 Act, the 1940 Act or the Rules and Regulations.

(19) Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Fund under the 1933 Act or the 1940 Act. There are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities by the Fund pursuant to this Agreement.

(20) NYSE. The Securities have been approved for listing on the NYSE, subject to official notice of issuance.

(21) NASD Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Fund, its officers and Trustees in connection with letters, filings or other supplemental information provided to NASD Regulation Inc. pursuant to the NASD’s conduct rules is true, complete and correct in all material respects.

(22) Tax Returns. There are no tax returns that are required to be filed or taxes required to be paid by the Fund and there are no other assessments, fines or penalties levied against the Fund, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Fund Material Adverse Effect.

(23) Subchapter M. The Fund intends to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) to qualify as a regulated investment company under the Code and intends to direct the investment of the net proceeds of the offering of the Securities in such a manner as to comply with the requirements of Subchapter M of the Code.

(24) Insurance. The Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the 1940 Act Rules and Regulations are in full force and effect; the Fund is in compliance with the terms of such policy and fidelity bond in all material respects; and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Fund Material Adverse Effect, except as set forth in or contemplated in the Preliminary Prospectus and Prospectus (exclusive of any supplement thereto).

(25) Accounting Controls and Disclosure Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Fund and the applicable requirements of the 1940 Act, the 1940 Act Rules and Regulations and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability to calculate net asset value and to maintain material compliance with the books and records requirements under the 1940 Act and the 1940 Act Rules and Regulations; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund shall employ “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the 1940 Act) and such disclosure controls and procedures shall be effective as required the 1940 Act and the 1940 Act Rules and Regulations.

(26) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Fund or any of the Fund’s trustees or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith.

(27) Fund Compliance Policies and Procedures. The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Fund, including policies and procedures that provide oversight of compliance for each investment adviser and transfer agent of the Fund.

(28) Absence of Manipulation. The Fund has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities, and the Fund is not aware of any such action taken or to be taken by any affiliates of the Fund, other than (i) such actions as taken by the Underwriters that are affiliates of the Fund, and (ii) tender offers, share repurchases and the issuance or purchase of shares pursuant to the Fund’s Dividend Reinvestment Plan effected following the date on which the distribution of Initial Securities is completed, so long as such actions are in compliance with all applicable law.

(29) Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement, the Preliminary Prospectus or the Prospectus is based on or derived from sources that the Fund believes to be reliable and accurate and all such data included in the Registration Statement, the Preliminary Prospectus or the Prospectus accurately reflects the materials upon which it is based or from which it was derived.

(30) Advertisements. All advertising, sales literature or other promotional material (including “prospectus wrappers”, “broker kits”, “road show slides” and “road show scripts”), whether in printed or electronic form, authorized in writing by or prepared by or at the direction of the Fund or the Adviser for use in connection with the offering and sale of the Securities (collectively, “sales material”) complied and comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of the NASD and if required to be filed with the NASD under the NASD’s conduct rules were provided to the Fund for filing. No sales material contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Representations and Warranties by the Adviser. The Adviser represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date and as of each Option Closing Date (if any), and agrees with each Underwriter, as follows:

(1) Investment Adviser Status. The Adviser is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations from acting under the Management Agreement or the Fee Agreements to which it is a party, as contemplated by the Preliminary Prospectus and the Prospectus.

(2) Capitalization. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Preliminary Prospectus and the Prospectus and under this Agreement, the Management Agreement or the Fee Agreements to which it is a party.

(3) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Preliminary Prospectus and the Prospectus, except as otherwise stated therein, (A) there has been no Adviser Material Adverse Effect and (B) there have been no transactions entered into by the Adviser which are material with respect to the Adviser other than those in the ordinary course of its business as described in the Preliminary Prospectus and the Prospectus.

(4) Legal Existence of the Adviser. The Adviser has been duly formed and is validly existing in good standing as a corporation under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement, the Fund Agreements and the Fee Agreements; and the Adviser is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that failure to be so qualified or be in good standing would not have a material adverse effect on the Adviser’s ability to provide services to the Fund as contemplated by the Management Agreement.

(5) Power and Authority. The Adviser has full power and authority to enter into this Agreement, the Management Agreement and the Fee Agreements; the execution and delivery of, and the performance by the Adviser of its obligations under this Agreement, the Management Agreement and the Fee Agreements have been duly executed and delivered by the Adviser and, assuming due authorization, execution and delivery by the other parties thereto, constitute the valid and legally binding agreements of the Adviser, enforceable against the Adviser in accordance with their terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Adviser’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(6) Description of the Adviser. The description of the Adviser and its business and the statements attributed to the Adviser in the Preliminary Prospectus and Prospectus complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the 1940 Act Rules and Regulations and the Advisers Act Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(7) Non-Contravention. Neither the execution, delivery or performance of this Agreement, the Management Agreement and the Fee Agreements nor the consummation by the Fund or the Adviser of the transactions contemplated herein or therein (i) conflicts or will conflict with or constitutes or will constitute a breach of the Organizational Documents of the Adviser, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which the Adviser is a party or by which it or any of its properties may be bound or (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Adviser or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to the terms of any agreement or instrument to which the Adviser is a party or by which the Adviser may be bound or to which any of the property or assets of the Adviser is subject.

(8) Agreements’ Compliance with Laws. This Agreement, the Management Agreement, and the Fee Agreements comply in all material respects with all applicable provisions of the 1940 Act, the 1940 Act Rules and Regulations, the Advisers Act, and the Advisers Act Rules and Regulations.

(9) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened, against or affecting the Adviser which is required to be disclosed in the Preliminary Prospectus and Prospectus (other than as disclosed therein), or that could reasonably be expected to result in an Adviser Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Adviser of its obligations under this Agreement, the Management Agreement or the Fee Agreements; the aggregate of all pending legal or governmental proceedings to which the Adviser is a party or of which any of its property or assets is the subject which are not described in the Preliminary Prospectus or the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in an Adviser Material Adverse Effect.

(10) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Adviser of its obligations under this Agreement, the Management Agreement or the Fee Agreements, except such as have been already obtained or may be required under the 1933 Act, the 1940 Act, the Rules and Regulations, the rules and regulations of the NASD and the NYSE and state securities laws.

(11) Possession of Permits. The Adviser has such licenses, permits and authorizations of governmental or regulatory authorities (“permits”), if any, as are necessary to own its property and to conduct its business in the manner described in the Preliminary Prospectus and the Prospectus except to the extent that the Adviser’s failure to have any such permit would not have an Adviser Material Adverse Effect; the Adviser has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Adviser under any such permit.

(12) Adviser Compliance Policies and Procedures. The Adviser has adopted and implemented written policies and procedures under Rule 206(4)-7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act and the Advisers Act Rules by the Adviser and its supervised persons.

(13) Absence of Manipulation. The Adviser has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities, and the Adviser is not aware of any such action taken or to be taken by any affiliates of the Adviser, other than (i) such actions as taken by the Underwriters that are affiliates of the Adviser, and (ii) tender offers, share repurchases and the issuance or purchase of shares pursuant to the Fund’s Dividend Reinvestment Plan effected following the date on which the distribution of Initial Securities is completed, so long as such actions are in compliance with all applicable law.

(c) Certificates. Any certificate signed by any officer of the Fund or the Adviser and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or the Adviser, as the case may be, to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to each

Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at a purchase price of $_______ per share, the amount of the Initial Securities set forth opposite such Underwriter’s name in Exhibit A hereto. The Fund is advised that the Underwriters intend to (i) make a public offering of their respective portions of the Securities as soon after the Applicable Time as is advisable and (ii) initially to offer the Securities upon the terms set forth in the Preliminary Prospectus and the Prospectus.

(b) Option Securities. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Fund hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to ___________ Option Securities at the same purchase price per share as the Underwriters shall pay for the Initial Securities. Said option may be exercised only to cover over-allotments in the sale of the Initial Securities by the Underwriters. Said option may be exercised in whole or in part at any time and from time to time on or before the 45th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Fund setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Initial Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be earlier than the second business day after the date on which the option is being exercised nor later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined.

(c) Payment. Payment of the purchase price for the Initial Securities, and delivery of the related closing certificates therefor, shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representatives and the Fund, at 9:00 A.M. (Eastern time) on April 30, 2007 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Fund (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Fund, on each Option Closing Date as specified in the notice from the Representatives to the Fund.

Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Fund by Federal Funds wire transfer payable in same-day funds to an account specified by the Fund. Delivery of the Initial Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Wachovia, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than noon (Eastern time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

SECTION 3. Covenants of the Fund and the Adviser. The Fund and the Adviser, jointly and severally, covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Fund will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1940 Act concerning the Registration Statement and (v) if the Fund becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Fund will use its best efforts in connection with the offering of the Securities to prevent the issuance of any stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) Filing of Amendments. The Fund will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act or otherwise, or will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Fund has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Fund has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus prepared prior to the date of this Agreement as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to each Underwriter, without charge, such number of copies of the documents constituting the General Disclosure Package prepared on or after the date of this Agreement and the Prospectus (and any amendments or supplements thereto) as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters is or will be, as the case may be, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Fund will comply with the 1933 Act, the 1940 Act and the Rules and Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the 1940 Act or the Rules and Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f) Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, to the extent required, under the applicable securities laws of states of the United States, the District of Columbia, Guam, Puerto Rico and the U.S. Virgin Islands as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Rule 158. The Fund will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earning statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Reporting Requirements. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act, the 1940 Act or the Rules and Regulations, will file all documents required to be filed with the Commission pursuant to the 1933 Act, the 1940 Act or the Rules and Regulations within the time periods required by the 1933 Act, the 1940 Act or the Rules and Regulations.

(j) Subchapter M. The Fund will comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(k) Absence of Manipulation. The Fund and the Adviser have not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities, and the Fund and the Adviser are not aware of any such action taken or to be taken by any affiliates of the Fund or the Adviser, other than (i) such actions as taken by the Underwriters that are affiliates of the Fund or the Adviser, and (ii) tender offers, share repurchases and the issuance or purchase of shares pursuant to the Fund’s Dividend Reinvestment Plan effected following the date on which the distribution of Initial Securities is completed, so long as such actions are in compliance with all applicable law.

(l) Restriction on Sale of Securities. The Fund will not, without the prior written consent of Wachovia, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Fund or any affiliate of the Fund or any person in privity with the Fund, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Securities or any securities convertible into, or exercisable, or exchangeable for, Securities; or publicly announce an intention to effect any such transaction for a period of 180 days following the Execution Time, provided, however, that the Fund may issue and sell Securities pursuant to any Dividend Reinvestment Plan.

SECTION 4. Payment of Expenses.

(a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the

Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities, if any, to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisers to the Fund, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, the documents constituting the General Disclosure Package, the Prospectus and the 1940 Act Notification, any sales material and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto, (viii) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the transportation and other expenses incurred by the Fund and Adviser personnel in connection with presentations to prospective purchasers of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and (xii) all other costs and expenses incident to the performance by the Fund of its obligations hereunder. To the extent that the foregoing costs and expenses incidental to the performance of the obligations of the Fund under this Agreement (other than the sales load) exceed $0.04 per share, the Adviser will pay all such costs and expenses.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Fund and the Adviser, jointly and severally, agree that they shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase the Initial Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Fund and the Adviser contained herein as of the Applicable Time, the Closing Date and any Option Closing Date pursuant to Section 4 hereof, to the accuracy of the statements of the Fund and the Adviser made in any certificates pursuant to the provisions hereof, to the performance by the Fund and the Adviser of their respective covenants and other obligations hereunder and to the satisfaction or the Representatives’ waiver in writing of the following additional conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Date (or the applicable Option Closing Date, as the case may be) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or any notice objecting to its use or order pursuant to Section 8(e) of the 1940 Act shall have been issued and proceedings therefor initiated or, to the knowledge of the Fund, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters (to the extent not waived in writing by the Representatives). A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(b) Opinion of Counsel for Fund. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Bell, Boyd & Lloyd LLP, counsel for the Fund, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request. Insofar as the opinion expressed above relates to or is dependent upon matters governed by Massachusetts law, Bell, Boyd & Lloyd LLP will be permitted to rely on the opinion of Bingham McCutchen LLP.

(c) Opinion of Counsel for Underwriters. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance satisfactory to the Representatives. Insofar as the opinion expressed above relates to or is dependent upon matters governed by Massachusetts law, Simpson Thacher & Bartlett LLP will be permitted to rely on the opinion of Bingham McCutchen LLP.

(d) Certificate of the Fund. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Fund Material Adverse Effect, and, at the Closing Date, the Representatives shall have received a certificate of the President, Managing Director or Vice President, or such other authorized officer as is acceptable to the Underwriters, of the Fund and of the Controller, Treasurer, Assistant Treasurer, Chief Financial Officer or Chief Accounting Officer, or such other authorized officer as is acceptable to the Underwriters (in their capacity as such officers of the Fund), of the Fund dated as of the Closing Date, to the effect that (i) there has been no such Fund Material Adverse Effect, (ii) the representations and warranties of the Fund in this Agreement are accurate with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Fund has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement (to the extent not waived in writing by the Representatives), and (iv) no stop order suspending the effectiveness of the Registration Statement or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act has been issued, and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(e) Opinion of Counsel for the Adviser. At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Gifford R. Zimmerman, Managing Director, Assistant Secretary and Associate General Counsel or Jessica R. Droeger, Vice President and Secretary of the Adviser, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

(f) Certificate of the Adviser. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Adviser Material Adverse Effect, and, at the Closing Date, the Representatives shall have received a certificate of the President, the Managing Partner or Vice President or such other authorized officer as is acceptable to the Underwriters, of the Adviser and of the Controller, Treasurer, Assistant Treasurer, Chief Financial Officer of Chief Accounting Officer, or such other authorized officer as is acceptable to the Underwriters (in their capacity as such officers of the Adviser), of the Adviser dated as of the Closing Date, to the effect that (i) there has been no such Adviser Material Adverse Effect, (ii) the representations and warranties of the Adviser in this Agreement are accurate with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement (to the extent not waived in writing by the Representatives), and (iv) no stop order suspending the effectiveness of the Registration Statement or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Fund contained in the Registration Statement or the Prospectus.

(h) Bring-down Comfort Letter. At the Closing Date, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(i) Fee Agreements. At the time of the execution of this Agreement, the Adviser shall deliver to each of the other parties to the Fee Agreements copies of the Fee Agreements, executed by the Adviser and dated the date of this Agreement, together with the reproduced copies of such agreements executed by the Adviser for each of the other parties thereto.

(j) No Objection. Prior to the date of this Agreement, NASD Regulation Inc. shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1) Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed by two of the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(2) Opinion of Counsel for Fund. The favorable opinion of Bell, Boyd & Lloyd LLP, counsel for the Fund, in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(3) Opinion of Counsel for Underwriters. The favorable opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(4) Opinion of Counsel for the Adviser. The favorable opinion of Gifford R. Zimmerman, Managing Director, Assistant Secretary and Associate General Counsel or Jessica R. Droeger, Vice President and Secretary, counsel for the Adviser, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(5) Certificate of the Adviser. A certificate, dated such Option Closing Date, to the effect set forth in, and signed by two of the officers specified in, Section 5(f) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(6) Bring-down Comfort Letter. A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(j) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Option Closing Date.

(l) Additional Documents. At the Closing Date and at each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Fund and the Adviser in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(m) Delivery of Documents. The documents required to be delivered by this Section 5 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 425 Lexington Avenue, New York, New York, 10017, on the Closing Date and at each Option Closing Date.

(n) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Fund.

SECTION 6. Indemnification.

(a) Indemnification by the Fund and the Adviser. The Fund and the Adviser, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any sales material, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Fund and the Adviser; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wachovia), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Adviser by any Underwriter through Wachovia expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any sales material, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Indemnification by the Underwriters. Each Underwriter severally agrees to indemnify and hold harmless each of the Fund and the Adviser, each of their directors, trustees, members, each of their officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus, any sales material, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Adviser by such Underwriter through Wachovia expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, any sales material, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The Fund and the Adviser acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances, and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by Wachovia; counsel to the Fund, its directors, trustees, members, each of its officers who signed the Registration Statement and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Fund; and counsel to the Adviser, its directors, officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Fund, each of their directors, trustees, members, each of its officers who signed the Registration Statement and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Adviser, and the fees and expenses of more than one counsel, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 6 and in Section 7 hereof shall not affect any agreements among the Fund and the Adviser with respect to indemnification of each other or contribution between themselves.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Fund and the Adviser and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Fund and the Adviser on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund, by the Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Fund, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal fees or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each trustees, officer, employee and agent of an Underwriter shall have the same rights to contributions as such Underwriters, and each person who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each officer of the Fund and the Adviser and each trustee, director or member of the Fund and the Adviser shall have the same rights to contribution as the Fund and the Adviser. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Fund or signed by or on behalf of the Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund, or by or on behalf of the Adviser, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Fund or the Adviser, at any time on or prior to the Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Fund, at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Fund Material Adverse Effect or Adviser Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States, or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Fund has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchange or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, and 12 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Fund to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Fund to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Wachovia Capital Markets, LLC, 375 Park Avenue, New York, New York 10152 Attention: Equity Syndicate; notices to the Fund and the Adviser shall be directed to them at 333 West Wacker Drive, Chicago, Illinois 60606, Attention: Chief Legal Officer.

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Fund, the Adviser and their respective successors and any assignee of any substantial portion of the Funds, the Adviser’s, or any of the Underwriters’ respective businesses and/or assets, as the case may be. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund and the Adviser and their respective successors and assigns and the controlling persons and directors, officers, members and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund and the Adviser and their respective successors and assigns, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

“Advisers Act Rules and Regulations” means the rules and regulations of the Commission under the Advisers Act.

“Adviser Material Adverse Effect” means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs of the Adviser whether or not arising in the ordinary course of business.

“Agreement and Declaration of Trust” means the Declaration of Trust of Nuveen Multi-Currency Short-Term Government Income Fund dated as of January 9, 2007.

“Applicable Time” means the date and time that this Agreement is executed and delivered by the parties hereto.

“Commission” means the Securities and Exchange Commission.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Fund Material Adverse Effect” means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund whether or not arising in the ordinary course of business.

“GAAP” means generally accepted accounting principles.

“Initial Registration Statement” means the Fund’s registration statement (File Nos. 333-140868 and 811-22018) on Form N-2 (including the statement of additional information incorporated by reference therein), as amended (if applicable), at the time it became effective, including the Rule 430A Information.

“NASD” means the National Association of Securities Dealers, Inc.

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a trust, its agreement and declaration of trust, certificate of trust, certificate of formation or similar organizational document and its trust agreement, bylaws or other similar document; and (d) in the case of any other entity, the organizational and governing documents of such entity, in each case as may be amended from time to time.

“preliminary prospectus” means any prospectus (including the statement of additional information incorporated by reference therein) used in connection with the offering of the Securities that was used before the Initial Registration Statement became effective, or that was used after such effectiveness and prior to the execution and delivery of this Agreement, or that omitted the Rule 430A Information or that was captioned “Subject to Completion”.

“Preliminary Prospectus” shall mean the preliminary prospectus (including the statement of additional information incorporated by reference therein) dated March 26, 2007 and any preliminary prospectus (including the statement of additional information incorporated by reference therein) included in the Registration Statement at the Applicable Time that omits Rule 430A Information.

“Prospectus” shall mean the prospectus (including the statement of additional information incorporated by reference therein) relating to the Securities that is first filed pursuant to Rule 497 after the Applicable Time.

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall also include such Rule 462(b) Registration Statement.

“Rule 430A Information” means the information included in the Prospectus that was omitted from the Initial Registration Statement at the time it became effective but that is deemed to be a part of the Initial Registration Statement at the time it became effective pursuant to Rule 430A.

“Rule 497,” “Rule 430A,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Fund pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the Rule 430A Information.

“Rules and Regulations” means, collectively, the 1933 Act Rules and Regulations and the 1940 Act Rules and Regulations.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Rules and Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Rules and Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

“1940 Act Notification” means a notification of registration of the Fund as an investment company under the 1940 Act on Form N-8A, as the 1940 Act Notification may be amended from time to time.

“1940 Act Rules and Regulations” means the rules and regulations of the Commission under the 1940 Act.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

SECTION 16. Absence of Fiduciary Relationship. Each of the Fund and the Adviser acknowledges and agrees that:

(a) Each of the Underwriters is acting solely as an underwriter in connection with the public offering of the Securities and no fiduciary, advisory or agency relationship between the Fund or the Adviser, on the one hand, and any of the Underwriters, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters have advised or is advising the Fund or the Adviser on other matters and none of the Underwriters has any obligation to the Fund or the Adviser with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Fund following discussions and arms-length negotiations with the Representatives;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) in connection with each transaction contemplated by this Agreement and the process leading to such transactions, each Underwriter is and has been acting solely as principal and not as fiduciary, adviser or agent of the Fund or the Adviser or any of their respective affiliates; provided, that in its capacity as an independent contractor, an Underwriter may be providing advice to the Adviser as to the structure, design and organization of the Fund pursuant to a Fee Agreement;

(e) none of the Underwriters has provided any legal, accounting, regulatory or tax advice to the Fund or the Adviser with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisers to the extent it has deemed appropriate;

(f) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Fund and the Adviser and that none of the Underwriters has any obligation to disclose such interests and transactions to the Fund or the Adviser by virtue of any fiduciary, advisory or agency relationship; and

(g) in connection with each transaction contemplated by this Agreement and the process leading to such transactions, it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or on behalf of the Fund or the Adviser.

SECTION 17. Disclaimer of Liability of Trustees and Beneficiaries. A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice hereby is given that this Underwriting Agreement is executed on behalf of the Fund and the Adviser, respectively, by an officer or Trustee of the Fund or the Adviser, as the case may be, in his or her capacity as an officer or Trustee of the Fund or the Adviser, as the case may be, and not individually and that the obligations under or arising out of this Underwriting Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund or the Adviser, as the case may be.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Fund and the Adviser a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund and the Adviser in accordance with its terms.

Very truly yours,

NUVEEN MULTI-CURRENCY SHORT-TERM GOVERNMENT INCOME FUND

By
Name:
Title:

NUVEEN ASSET MANAGEMENT

By
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

WACHOVIA CAPITAL MARKETS, LLC CITIGROUP GLOBAL MARKETS INC. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED A.G. EDWARDS & SONS, INC. NUVEEN INVESTMENTS, LLC

By: WACHOVIA CAPITAL MARKETS, LLC

By
Authorized Signatory

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Number of Initial Securities
Wachovia Capital Markets, LLC
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
A.G. Edwards & Sons, Inc.
Nuveen Investments, LLC
Robert W. Baird & Co. Incorporated
Crowell, Weedon & Co.
Ferris, Baker Watts, Incorporated
H&R Block Financial Advisors, Inc.
J.J.B. Hilliard, W.L. Lyons, Inc.
Janney Montgomery Scott LLC
Raymond James & Associates, Inc.
RBC Capital Markets Corporation
Stifel, Nicolaus & Company, Incorporated
Wedbush Morgan Securities Inc.
Wells Fargo Securities, LLC

Total

A-1

EXHIBIT B

FORM OF OPINION OF FUND COUNSEL

(a) The Fund has been formed and is validly existing in good standing as a voluntary association with transferable shares of beneficial interest commonly referred to as a “Massachusetts business trust” under the Declaration of Trust and the laws of The Commonwealth of Massachusetts, with full power and authority as a business trust to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(b) The Fund is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure so to qualify does not have a material adverse effect on the Fund. The Fund has no subsidiaries.

(c) The Fund is duly registered with the Commission pursuant to Section 8 of the 1940 Act as a closed-end, non-diversified management investment company and the 1940 Act Notification has been duly filed with the Commission; all action has been taken by the Fund as required by the 1933 Act, the 1940 Act, and the Rules and Regulations to permit the Fund to issue and sell the Securities to make the public offering and consummate the sale of the Securities as contemplated by the Underwriting Agreement; the Underwriting Agreement and each of the Fund Agreements (as defined below) complies in all material respects with all applicable provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations, and the Advisers Act Rules and Regulations; and the Fund has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement.

(d) The Fund’s Declaration of Trust and by-laws comply in all material respects with the 1940 Act and the 1940 Act Rules and Regulations.

(e) The Fund has full power and authority as a business trust to enter into the Investment Management Agreement with the Adviser dated as of April 4, 2007, the Amended and Restated Master Custodian Agreement with State Street Bank and Trust Company dated as of February 25, 2005, the Shareholder Transfer Agency and Service Agreement with State Street Bank and Trust Company dated as of October 7, 2002 (collectively, the “Fund Agreements”) and the Underwriting Agreement; the execution and delivery of, and the performance by the Fund of its obligations under the Underwriting Agreement and the Fund Agreements have been duly and validly authorized by the Fund; assuming due authorization, execution and delivery by the other parties thereto, the Fund Agreements constitute valid and legally binding agreements of the Fund, enforceable against the Fund in accordance with their terms, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Fund’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(f) Neither the issuance and sale of the Securities in accordance with the Underwriting Agreement, the execution, delivery or performance of the Underwriting Agreement or any of the Fund Agreements by the Fund, nor the consummation by the Fund of the transactions contemplated herein or therein or the adoption of the Fund’s Dividend Reinvestment Plan (i) violates or will violate or constitutes or will constitute a breach of the Declaration of Trust or by-laws of the Fund, (ii) violates or will violate or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease, mortgage, deed of trust or other instrument to which the Fund is a party or by which it or any of its properties may be bound that is an exhibit to the Registration Statement or that is known to us after reasonable inquiry, or (iii) (assuming compliance with all applicable state securities and Blue Sky laws) violates or will violate any United States or Illinois statute, law, regulation or filing or judgment, injunction, order or decree known to us after reasonable inquiry, applicable to the Fund or any of its properties or (iv) to the best of our knowledge after reasonable inquiry, will result in the creation or imposition of any security interest, lien, charge or encumbrance upon any property or assets of the Fund pursuant to the terms of any agreement or instrument to which the Fund is a party or by which the Fund may be bound or to which any of the property or assets of the Fund is subject.

(g) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States or Illinois court or other governmental authority, official or agency is necessary or required for the performance by the Fund of its obligations under the Underwriting Agreement or the Fund Agreements, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by the Underwriting Agreement or the Fund Agreements, in each case on the terms contemplated by the Registration Statement, the Preliminary Prospectus and the Prospectus, except such as have been already obtained under the 1933 Act, the 1940 Act, the Rules and Regulations, the rules and regulations of the NASD and the NYSE and such as may be required under state securities laws.

(h) The Fund has an authorized and issued and outstanding capitalization as set forth in the Registration Statement, the Preliminary Prospectus and the Prospectus and the authorized capitalization of the Fund conforms to the description thereof contained under the caption “Description of Shares” in the Preliminary Prospectus, the Prospectus and the Registration Statement; all of the common shares of beneficial interest outstanding prior to the issuance and delivery of the Securities pursuant to the Underwriting Agreement have been duly authorized and validly issued, and are fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of a Massachusetts business trust may under certain circumstances be held personally liable for the obligations of the Fund; the Securities have been duly authorized and, when issued (whether or not in certificated form), sold, paid for and delivered in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable except that, as set forth in the Registration Statement, shareholders of a Massachusetts business trust may under certain circumstances be held personally liable for the obligations of the Fund; the Securities are duly listed, subject to notice of official issuance, on the NYSE.

(i) No person has any preemptive right in respect of the common shares of beneficial interest of the Fund under the Fund’s Declaration of Trust or the by-laws, under any law of The Commonwealth of Massachusetts, or, to the best of our knowledge after due inquiry, otherwise.

(j) The statements set forth under the headings “Certain Provisions in the Declaration of Trust and By-Laws” and “Tax Matters” in the Preliminary Prospectus, the Prospectus and Statement of Additional Information, insofar as such statements purport to summarize certain provisions of the 1940 Act, laws of The Commonwealth of Massachusetts, the common shares of beneficial interest or the Fund’s Declaration of Trust, United States federal income tax law and regulations or legal conclusions with respect thereto, are in summary form accurate in all material respects; the statements set forth under the heading “Description of Shares” in the Preliminary Prospectus and the Prospectus, insofar as such statements purport to summarize certain provisions of the 1940 Act and the 1940 Act Rules and Regulations, are in summary form accurate in all material respects.

(k) To the best of our knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund or its property of a character required to be disclosed in the Registration Statement which is not disclosed in the Preliminary Prospectus and the Prospectus, and there are no agreements, franchises, contracts, indentures, mortgages, loan agreements, notes, leases, permits or other instruments that are required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus, or to be filed as an exhibit thereto, which are not described or filed as required by the 1933 Act, the 1940 Act or the Rules and Regulations.

(l) The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 497 have been made in the manner and within the time period required by Rule 497; to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened by the Commission, and the Registration Statement, the Preliminary Prospectus and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which we express no statement) comply as to form in all material respects with the applicable requirements of the Act, the 1940 Act and the Rules and Regulations.

In rendering our opinion, we have relied, as to factual matters, upon the attached written certificates and statements of officers of the Fund.

We are not opining as to factual matters and the character of determinations involved in the registration process is such that we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. However, we have participated in the preparation of the Registration Statement and the Prospectus and in discussions with certain officers of the Fund, certain officers and employees of the Adviser, representatives of PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Fund, and you and your representatives, and have reviewed certain corporate records, documents and proceedings relating to the Fund. On the basis of such participation and review, nothing has come to our attention that would cause us to believe that:

(1) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(2) the Preliminary Prospectus and the price to the public, the number of Initial Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, as amended or supplemented at the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, or

(3) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and schedules and any other financial or statistical information or calculations contained therein or incorporated therein by reference and other than any exhibits, schedules or appendices included or incorporated by reference therein, as to which such counsel expresses no opinion).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Illinois, The Commonwealth of Massachusetts or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, such counsel may rely as to matters involving the application of the laws of The Commonwealth of Massachusetts upon the opinion of Bingham McCutchen LLP or other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund and public officials. References to the Preliminary Prospectus and the Prospectus shall also include any supplements thereto at the Closing Date.

EXHIBIT C

FORM OF OPINION OF ADVISER’S COUNSEL

(a) The Adviser has been duly formed and is validly existing in good standing as a corporation under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus, and is duly qualified to do business and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that failure to be so qualified or be in good standing would not have a material adverse effect on the Adviser’s ability to provide services to the Fund as contemplated by the Management Agreement.

(b) The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act, the 1940 Act or the Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations from acting under the Management Agreement, the Structuring Fee Agreements or the Additional Compensation Agreement and, to the best of my knowledge after reasonable inquiry, there does not exist any proceeding which could reasonably be expected to adversely affect the registration of the Adviser with the Commission.

(c) The Adviser has full corporate power and authority to enter into the Underwriting Agreement, the Management Agreement, the Structuring Fee Agreements and the Additional Compensation Agreement (collectively, the “Adviser Agreements”); the execution and delivery of, and the performance by the Adviser of its obligations under the Adviser Agreements has been duly and validly authorized by the Adviser; assuming due authorization, execution and delivery by the other parties thereto, the Adviser Agreements (other than the Underwriting Agreement) constitute valid and legally binding agreements of the Adviser, enforceable against the Adviser in accordance with their terms, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Adviser’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(d) None of the Adviser Agreements violate in any material respect any of the applicable provisions of the Advisers Act, the 1940 Act, the Advisers Act Rules and Regulations or the 1940 Act Rules and Regulations.

(e) Neither the execution, delivery or performance by the Adviser of the Adviser Agreements nor the consummation by the Adviser of the transactions therein contemplated herein or therein (i) violates or will violate or constitutes or will constitute a breach of the charter or by-laws of the Adviser, (ii) violates or will violate or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease, mortgage, deed of trust or other instrument to which the Adviser is a party or by which it or any of its properties is bound, (iii) violates or will violate any United States or Illinois law, regulation or rule applicable to the Adviser, (iv) violates or will violate any judgment, injunction, order or decree applicable to the Adviser or any of its properties or any court, government instrumentality, securities exchange or association known to me and specifically naming the Adviser, or (v) will result in the creation or imposition of any security interest, lien, charge or encumbrance upon any property or assets of the Adviser pursuant to the terms of any agreement or instrument to which the Adviser is a party or by which the Adviser may be bound or to which any of the property or assets of the Adviser is subject, which violation, breach or security interest in any such case (ii), (iii), (iv) or (v), either individually or in the aggregate, would have an Adviser Material Adverse Effect.

(f) The description of the Adviser and its business in the Preliminary Prospectus and the Prospectus complies in all material respects with all applicable requirements of the 1933 Act, the 1940 Act and the Rules and Regulations.

(g) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any United States or Illinois court or governmental authority, official or agency is required by the Adviser for (A) the performance by the Adviser of its obligations under the Adviser Agreements, (B) the offering, issuance, sale or delivery of the Securities, or (C) the consummation of any of the other transactions contemplated by the Adviser Agreements, in each case on the terms contemplated by the Registration Statement, the Preliminary Prospectus and the Prospectus, except such as (x) the absence of which, either individually or in the aggregate, would not have an Adviser Material Adverse Effect, (y) have been already obtained under the 1933 Act, the 1940 Act and the Rules and Regulations and (z) may be required by the rules and regulations of the NASD and the NYSE and under state securities laws.

(h) To my knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or its property that (A) is required to be disclosed in the Registration Statement and which is not adequately disclosed in the Preliminary Prospectus and the Prospectus or (B) could reasonably be expected to result in an Adviser Material Adverse Effect.

(i) To my knowledge, there are no agreements, franchises, contracts, indentures, mortgages, loan agreements, notes, leases, permits or other instruments that are required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus, or to be filed as an exhibit thereto, which are not described or filed as required by the 1933 Act, the 1940 Act or the Rules and Regulations.

In rendering my opinion, I have relied, as to factual matters, upon the attached written certificates and statements of officers of the Adviser.

I am not opining as to factual matters and the character of determinations involved in the registration process is such that I am not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus. However, I have participated in the preparation of the Registration Statement and the Prospectus and in discussions with certain officers and trustees of the Fund, certain officers and employees of the Adviser, representatives of PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Fund, and you and your representatives, and have reviewed certain corporate records, documents and proceedings relating to the Fund and the Adviser. On the basis of such participation and review, nothing has come to my attention that would cause me to believe that:

(1) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(2) the Preliminary Prospectus and the price to the public, the number of Initial Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, as amended or supplemented at the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading, or

(3) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and schedules and any other financial or statistical information or calculations contained therein or incorporated therein by reference and other than any exhibits, schedules or appendices included or incorporated by reference therein, as to which I express no opinion).

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Illinois, The State of Delaware or the Federal laws of the United States, to the extent he or she deems proper and specified in such opinion, other counsel of good standing whom he or she believes to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent he or she deems proper, on certificates of responsible officers of the Adviser and public officials. References to the Preliminary Prospectus and the Prospectus shall also include any supplements thereto at the Closing Date.

EXHIBIT D

PRICE-RELATED INFORMATION

NUVEEN MULTI-CURRENCY SHORT-TERM GOVERNMENT INCOME FUND

Public offering price: $20.00 per share

Underwriting discounts and commissions: $0.90 per share

Proceeds, before expenses to the Fund: $19.10 per share

Shares offered:

Over-allotment option:

E-1